UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 27, 2003

Magellan Health Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6639	58-1076937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Columbia Gateway Drive Suite 400 Columbia, Maryland	21046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 953-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure.

On May 27, 2003, Magellan Health Services, Inc. (“Magellan” or the “Company”) entered into a letter agreement with Onex Corporation (“Onex”) under which Onex has committed to invest up to $200 million in the equity of Magellan subject to certain conditions, including consent of the U.S. Bankruptcy Court for the Southern District of New York (the "Court").  On May 28, 2003, Magellan issued a press release announcing the commitment letter agreement with Onex.

A copy of the commitment letter agreement with Onex is attached hereto as Exhibits 99.1 and the press release is attached hereto as Exhibit 99.2.

Item 7.   Financial Statements and Exhibits.

(a)           Financial Statements of business acquired:   Not applicable

(b)           Pro forma financial information:   Not applicable

(c)           Exhibits:

Exhibit No.	Description of Exhibit

99.1	Commitment letter agreeement between Magellan Health Services, Inc. and Onex Corporation dated May 27, 2003.

99.2	Press Release issued May 28, 2003 by Magellan Health Services, Inc.

Certain of the statements made in this release including the success of any restructuring constitute forward looking statements contemplated under the Private Securities Litigation Reform Act of 1995.  These forward looking statements are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward looking statements including: the ability of the Company to obtain the consent of the Court for the transactions referred to above, service issues arising with certain customers, terminations by customers, operating results or cash flows differing from those contemplated or implied by such forward looking statements, the impact of new or amended laws or regulations, governmental inquiries, outcome of ongoing litigation, interest rate increases, unanticipated increases in the costs of care and other factors.  Any forward looking statements made in this release are also qualified in their entirety by these risks and the complete discussion of risks set forth under the caption “Cautionary Statements” in Magellan’s Annual Report on Form 10-K/A for the year ended September 30, 2002 filed with the Securities and Exchange Commission on January 23, 2003.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

	By:	/s/ Mark S. Demilio
Mark S. Demilio
Executive Vice President and
Chief Financial Officer

Date: May 29, 2003